UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)
September 11, 2003

Commission file number 0-24787

AFFILIATED COMPUTER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0310342

(State or other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2828 NORTH HASKELL
DALLAS, TEXAS 75204
(Address of principal executive offices)
(Zip Code)

(214) 841-6111
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     On today's date, the Registrant announced the appointment of new directors and changes to the corporate governance policies necessary to adopt certain provisions of the Sarbanes-Oxley Act of 2002 and the proposed New York Stock Exchange listing standards. The changes announced include the retirement of Peter Bracken, Henry Hortenstine and Clifford Kendall as members of the Board of Directors. In addition, one inside director – William L. Deckelman, Jr. has resigned as director, but will continue as the Registrant's Executive Vice President and General Counsel. The Registrant announced that J. Livingston Kosberg and Dennis McCuistion have been elected to the Board of Directors. In addition, the Registrant announced the adoption of Corporate Governance Guidelines.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein is deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

99.1	Affiliated Computer Services, Inc. Press Release dated September 15, 2003.

ITEM 9. REGULATION FD DISCLOSURES

     The Registrant hereby incorporates by reference into this Item 9 the information set forth in its press release dated September 15, 2003, a copy of which is furnished herewith as Exhibit 99.1.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2003	AFFILIATED COMPUTER SERVICES, INC.

	By:	/s/ WARREN D. EDWARDS

	Name: Title:	Warren D. Edwards Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Affiliated Computer Services, Inc. Press Release dated September 15, 2003